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                                                                 EXHIBIT 23.1(a)


                   CONSENT OF INDEPEDENT PUBLIC ACCOUNTANTS




        As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP



Atlanta, Georgia
December 19, 1997